                              SEPARATION AGREEMENT

      THIS AGREEMENT, is made and entered into as of February 26, 2001, between MARK A. COHN ("Cohn") and DAMARK INTERNATIONAL, INC., a Minnesota corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, Cohn is employed by the Company as its Chairman and Chief Executive Officer pursuant to the amended and restated employment agreement dated January 2, 1998 (the "Employment Agreement");

      WHEREAS, Cohn is indebted to the Company in the amount of $900,234 as of the date hereof (consisting of $873,288 of principal and $26,946 of accrued interest) pursuant to the promissory note dated January 2, 1999 as amended (the "Note");

      WHEREAS, Cohn has been granted options to purchase the Company's Class A common stock pursuant the stock option agreement dated December 12, 1997 (the "1997 Option") under the 1991 Stock Option Plan, as amended, (the "1991 Stock Option Plan") and the stock option agreement dated January 30, 1998 (the "1998 Option");

      WHEREAS, the Company and Cohn have entered into an agreement dated August 12, 1992 (the "Repurchase Agreement") pursuant to which the Company has agreed to repurchase the Company's shares owned by Cohn in the event of his death and to carry certain life insurance on Cohn to effect such repurchase; and

      WHEREAS, the purpose of this Agreement is to set forth the terms and conditions under which Cohn and the Company will terminate their employment relationship,

      NOW, THEREFORE, in consideration of the covenants and promises set forth below, the adequacy of which the parties acknowledge, the parties agree as follows:

      1. Resignation as Officer. Cohn hereby acknowledges and confirms his resignation as an officer of the Company effective the date hereof. Cohn will provide the Company with a letter of resignation in the form attached hereto as Exhibit A on the date hereof.

      2. Resignation as Chairman and Director.

            (a) Cohn hereby acknowledges and confirms his resignation as Chairman of the Board of Directors of the Company effective the date hereof. Cohn will provide the Company with a letter of resignation in the form attached hereto as Exhibit B on the date hereof.

            (b) Cohn hereby acknowledges and confirms that, immediately upon request of the Chairman of the Board of Directors of the Company, Cohn shall resign as a director of the Company and shall provide the Company with an executed letter of resignation in the form attached hereto as Exhibit C.

      3. Continued Status as Employee. Cohn shall continue as an employee of the Company during the period from the date hereof through the third anniversary of the date hereof (the "Term") and shall be entitled to the compensation and benefits set forth in paragraph 4 below. Cohn shall not required to perform duties for the Company except as set forth in the next sentence. Due to Cohn's prior position with the Company and experience, Cohn agrees during the Term to
(a) assist in the wind down of ClickShip Direct, (b) provide his services to the Company as an expert witness or to testify on behalf of the Company in connection with any claim or proceeding relating matters arising prior to the date hereof, whether asserted by any former, present or future employee of the Company, any regulatory authority or otherwise, and (c) provide such other assistance as the Company may reasonably request; provided, such requests do not unreasonably interfere in any other business or employment activities of Cohn. Cohn's employment shall voluntarily cease on the third anniversary of the date hereof and Cohn shall not be entitled to any further compensation or any severance except as set forth in this Agreement.

      4. Consideration. The Company has made or agrees to make or provide the following consideration to Cohn:

            (a) Salary. The Company will continue to pay Cohn his annual salary of $475,000 during the Term in accordance with the customary payroll practices of the Company, including withholdings for federal and state income tax, FICA and Medicare; provided that, in the event of a Change of Control, as defined in the Company's 1991 Stock Option Plan (the "Option Plan"), the balance of the salary payable during the remaining term shall be payable in a lump sum amount upon such Change of Control; provided however, notwithstanding anything contained herein or in the 1997 Option, 1998 Option or Option Plan to the contrary, no Change of Control shall occur or be deemed to have occurred as a result of any person holding securities or capital stock, of any kind or nature, issued to that person during the Relevant Period, as hereinafter defined, by the Company in a transfer approved by the Board of Directors of the Company provided further however, in all events, neither the issuance, sale or transfer, by the Company of securities to Stark Trading or Shepherd Investments International, Ltd., or their affiliates, or assigns during the Relevant Period, nor the conversion of any such securities at any time, shall constitute a Change of Control hereunder or under the 1997 Option, 1998 Option Plan. As used herein, the Relevant Period shall commence on the date hereof and expire on the earlier of (i) June 30, 2001 or (ii) such date as the Company's revolving line of credit from its current working capital lender is replaced by another revolving line of credit.

            (b) Benefits. During the Term, Cohn will continue to participate in the Company's medical and dental insurance, Section 125 Plan, short and long term disability and group life programs as long as he pays the employee's portion of the premiums for these programs. In addition, the Company will pay the cost to complete preparation of the 2000 tax returns that the Company has previously paid the cost of preparing for Cohn. Cohn shall not be eligible for any vacation or sick leave during the Term.

            (c) Options. During the Term, Cohn shall continue to vest in the 1998 Stock Option and Cohn shall have the right to exercise the 1997 Stock Option and the 1998 Stock Option. In addition, the 1998 Stock Option shall become fully vested upon the occurrence of a Change of Control as defined in the 1991 Stock Option Plan; provided however, notwithstanding anything contained herein or in the 1997 Option, 1998 Option or the Option Plan to the contrary, no Change of Control shall occur or be deemed to have occurred as a result of any person holding securities or capital stock, of any kind or nature, issued to that person during the Relevant Period by the Company in a transfer approved by the Board of Directors of the Company provided further however, in all events, neither the issuance, sale or transfer, by the Company of securities to Stark Trading or Shepherd Investments International, Ltd., or their affiliates, or assigns during the Relevant Period, nor the conversion of any such securities at any time, shall constitute a Change of Control hereunder or under the 1997 Option, 1998 Option Plan.

            (d) Amendment to Note. The Company and Cohn hereby agree that the Note shall be amended to provide for maturity thereof on January 2, 2003 and to provide that the interest rate charged Cohn thereunder shall be equal to the rate charged the Company by its current working capital lender or by any lender providing replacement financing thereof. The Company and Cohn hereby agree to execute any and all documents and instruments as may be necessary to effect the foregoing.

            (e) Office Equipment and Furniture. The Company will permit Cohn to remove and keep, at no cost to Cohn except as hereinafter set forth, the office equipment (including computers) and furniture used by Cohn to provide services to the Company which are located in his current office or home. Cohn shall bear the cost, if any, of removing such equipment and furniture.

            (f) Business Expenses. The Company will reimburse Cohn for any business expenses incurred by Cohn in performing her duties in accordance with the Company's business expense reimbursement policy.

      5. Insurance. Cohn has the right to continue his medical, dental and group life insurance and Section 125 Plan under the C.O.B.R.A. laws upon termination of his employment on the third anniversary of the date hereof.

      6. Death Benefit. If Cohn should die during the term of this Agreement, subject to the provisions of paragraph 10 hereof, the amounts payable to Cohn under paragraph 4(a) hereof, shall be paid, as herein provided, to his estate or designated beneficiary.

      7. Advice to Consult with an Attorney. Cohn understands and acknowledges that he is being advised by the Company to consult with an attorney prior to signing this Agreement. Cohn represents that he has consulted with an attorney to the extent that he thinks appropriate. Cohn has not relied on any explanations, statements or premises made by the Company or its agents or attorneys other than as set forth in this Agreement.

      8. Termination of the Employment Agreement. Cohn acknowledges that the Employment Agreement is hereby terminated except for the provisions of paragraphs 9 through 13 of the Employment Agreement; provided that the term "Subject Business" shall mean the Company's membership services business as currently conducted by the Company under the name Provell; provided further however, the Noncompete Period provided for in subparagraph 12(a) thereof and the restrictions, limitations and prohibitions set forth in subparagraph 12(b) thereof shall commence upon the date hereof and expire on the third anniversary hereof. Notwithstanding the provisions of paragraph 12 of the Employment Agreement, Cohn may engage in direct marketing activities, including catalog retail, so long as they are not primarily related to the Subject Business.

      9. Claims Involving the Company. Cohn will not, at any time, voluntarily aid, assist, or cooperate with any actual or potential claimants or plaintiffs or their attorneys or agents in any claims or lawsuits proposed to be asserted, pending or commenced on the date hereof or in the future against the Company; provided, however, that nothing in this Agreement will be construed to prevent Cohn from testifying at an administrative hearing, a deposition, or in court in response to a lawful subpoena in any litigation or proceeding involving the Company.

      10. Grant of Security Interest. Payments due to Cohn under paragraph 4(a) shall secure the repayment of the Note by Cohn. Unless Cohn provides other collateral satisfactory to the Company at such time as the remaining payments to Cohn under paragraph 4(a), equal the balance due on the Note (including accrued interest through said date), then at such time such remaining payments shall be applied to repay the Note; provided however, until such time, such payments shall be made to Cohn in accordance with paragraph 4(a). If payments due under paragraph 4(a) are accelerated due to a Change of Control, the balance due on the Note shall be accelerated to the extent of payments received by Cohn hereunder. The Company hereby releases the negative pledge and any pledge, lien or interest in any common stock of the Company owned by Cohn pursuant to the terms on which the loan evidenced by the Note was made to Cohn and accepts as substitute collateral for the payment of the Note the right to offset amounts due hereunder against such Note as provided herein. Cohn hereby grants the Company a security interest in all payments due under paragraph 4(a) hereof and further agrees to execute and deliver any and all documents or instruments as may be reasonably necessary or desirable to further effect and secure the obligations of Cohn under the Note and the security interest herein granted.

      11. Entire Agreement. This Agreement and the employee benefit plans in which Cohn is a participant constitute the entire agreement between the parties with respect to the termination of Cohn's Employment Agreement with the Company, and the parties agree that there were no inducements or representations leading to the execution of this Agreement except as stated in this Agreement.

      12. Invalidity. In case any one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.

      13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota.

      14. Binding Effect. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors or assigns.

      15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      16. Repurchase Agreement. The parties agree to terminate the Repurchase Agreement; provided that, upon request by Cohn made within the next thirty (30) days, the Company shall transfer and assign to Cohn the life insurance policies that it maintains to discharge its responsibilities under the Repurchase Agreement and Cohn shall contemporaneously with such transfer and assignment pay the Company the amount of any cash surrender value of such policies.

      IN WITNESS WHEREOF, the respective parties hereto have executed this Agreement on the day and year written below their respective signatures to this Agreement.

                                            DAMARK INTERNATIONAL, INC.

Dated:  February 26, 2001                   By: /s/ George S. Richards
                                                ------------------------------
                                                   George S. Richards, President

Dated:  February 26, 2001                       /s/ Mark A. Cohn
                                                ------------------------------
                                                    Mark A. Cohn

                                                                       Exhibit A

                                   RESIGNATION

      Effective February __, 2001, the undersigned resigns as the Chairman and Chief Executive Officer of Damark International, Inc.


                                                   _____________________________
                                                   Mark A. Cohn

                                                                       Exhibit B

                                   RESIGNATION

      Effective February __, 2001, the undersigned resigns as the Chairman of the Board of Directors of Damark International, Inc.


                                                   _____________________________
                                                   Mark A. Cohn

                                                                       Exhibit C

                                   RESIGNATION

      Effective February __, 2001, the undersigned resigns as a Director of Damark International, Inc.


                                                   _____________________________
                                                   Mark A. Cohn